Exhibit 10.7

REINSTATED, RENEWAL, MODIFICATION

AND EXTENSION PROMISSORY NOTE

[BHFS IV]

$13,388,308.18	December 27, 2012

FOR VALUE RECEIVED, BHFS I, LLC, a Delaware limited liability company, BHFS II, LLC, a Delaware limited liability company, BHFS III, LLC, a Delaware limited liability company, BHFS IV, LLC, a Delaware limited liability company (“BHFS IV”), BHFS Theater, LLC, a Delaware limited liability company, and Behringer Harvard Frisco Square LP, a Delaware limited partnership (collectively, the “Borrowers”), hereby jointly and severally promise to pay to the order of BANK OF AMERICA, N.A., a national banking association, as Administrative Agent (together with its successor and assigns, “Administrative Agent”) for the ratable benefit of BANK OF AMERICA, N.A. (“Bank of America”) and REGIONS BANK, an Alabama banking corporation (“Regions Bank”) (Bank of America and Regions Bank, together with their respective successors and assigns, are, collectively referred to herein as the “Lenders”) in accordance with that certain Amended and Restated Loan Agreement, dated December 27, 2012, by and among Borrowers, Administrative Agent, and the Lenders (the “Loan Agreement”), without offset, in immediately available funds in lawful money of the United States of America, at the Administrative Agent’s Office as defined in the Loan Agreement, the principal sum of THIRTEEN MILLION THREE HUNDRED EIGHTY-EIGHT THOUSAND THREE HUNDRED EIGHT AND EIGHTEEN/100 ($13,388,308.18) (or the unpaid balance of all principal advanced against this Note (the “Note”), if that amount is less), together with interest on the unpaid principal balance of this Note from day to day outstanding as hereinafter provided.  Any term used herein and not defined in this Note has the meaning given to the term in the Loan Agreement.

1.             Note; Interest; Payment Schedule and Maturity Date.  This Note is one of the “Notes” referred to in Loan Agreement and is entitled to the benefits thereof.  The entire principal balance of this Note then unpaid shall be due and payable at the times as set forth in the Loan Agreement.  Accrued unpaid interest shall be due and payable at the times and at the interest rate as set forth in the Loan Agreement until all principal and accrued interest owing on this Note shall have been fully paid and satisfied.  Any amount not paid when due and payable hereunder shall, to the extent permitted by applicable Law, bear interest and if applicable a late charge as set forth in the Loan Agreement.

2.             Security; Loan Documents.  The security for this Note includes one or more Deeds of Trust, Assignment of Rents and Leases, Security Agreement, Fixture Filing and Financing Statement dated July 28, 2008 (“Original Deed of Trust”), executed by BHFS IV to PRLAP, Inc., Trustee for the benefit of Administrative Agent and the other lenders, such Original Deed of Trust being modified by that certain Modification of Deed of Trust, Assignment of Rents and Leases, Security Agreement, Fixture Filing and Financing Statement dated of even date herewith (the “Modification Deed of Trust”; the Original Deed of Trust as modified by the Modification Deed of Trust is hereafter referred to as the “ Deed of Trust”), and covering certain property in the City of Frisco, Collin County, Texas as more particularly described therein (the “Property”).  This Note, the Deed of Trust, the Loan Agreement and all

other documents now or hereafter securing, guaranteeing or executed by Borrowers or Guarantor (as defined in the Loan Agreement) in connection with the loan evidenced by this Note (the “Loan”), are, as the same have been or may be amended, restated, modified or supplemented from time to time, herein sometimes called individually a “Loan Document” and together the “Loan Documents.”

3.             Defaults.

(a)           It shall be a default (“Default”) under this Note and each of the other Loan Documents if (after giving effect to any applicable notice, grace or cure periods) there shall occur any Default under the Loan Agreement.  Upon the occurrence and during the continuation of a Default, Administrative Agent, on behalf of the Lenders, shall have the rights to declare the unpaid principal balance and accrued but unpaid interest on this Note, and all other amounts due hereunder and under the other Loan Documents, at once due and payable (and upon such declaration, the same shall be at once due and payable), to foreclose any liens and security interests securing payment hereof and to exercise any of its other rights, powers and remedies under this Note, under any other Loan Document, or at Law or in equity.

(b)           All of the rights, remedies, powers and privileges (together, “Rights”) of Administrative Agent, on behalf of the Lenders, provided for in this Note and in any other Loan Document are cumulative of each other and of any and all other Rights at Law or in equity.  The resort to any Right shall not prevent the concurrent or subsequent employment of any other appropriate Right.  No single or partial exercise of any Right shall exhaust it, or preclude any other or further exercise thereof, and every Right may be exercised at any time and from time to time.  No failure by Administrative Agent or the Lenders to exercise, nor delay in exercising any Right, including but not limited to the right to accelerate the maturity of this Note, shall be construed as a waiver of any Default or as a waiver of any Right.  Without limiting the generality of the foregoing provisions, the acceptance by Administrative Agent, on behalf of the Lenders, from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the right of Administrative Agent, on behalf of the Lenders, to accelerate the maturity of this Note or to exercise any other Right at the time or at any subsequent time, or nullify any prior exercise of any such Right, or (ii) constitute a waiver of the requirement of punctual payment and performance or a novation in any respect.

(c)           If any holder of this Note retains an attorney in connection with any Default or at maturity or to collect, enforce or defend this Note or any other Loan Document in any lawsuit or in any probate, reorganization, bankruptcy, arbitration or other proceeding, or if Borrowers sue any holder in connection with this Note or any other Loan Document and does not prevail, then Borrowers agree to pay to each such holder, in addition to principal, interest and any other sums owing to Administrative Agent, on behalf of the Lenders, hereunder and under the other Loan Documents, all costs and expenses incurred by such holder in trying to collect this Note or in any such suit or proceeding, including, without limitation, attorneys’ fees and expenses, investigation costs and all court costs, whether or not suit is filed hereon, whether before or after the Maturity Date, or whether in connection with bankruptcy, insolvency or appeal, or whether collection is made against Borrowers or any guarantor or endorser or any other person primarily or secondarily liable hereunder.

4.             Heirs, Successors and Assigns.  The terms of this Note and of the other Loan Documents shall bind and inure to the benefit of the heirs, devisees, representatives, successors and assigns of the parties.  The foregoing sentence shall not be construed to permit Borrowers to assign the Loan except as otherwise permitted under the Loan Documents.  As further provided in the Loan Agreement, each Lender may, at any time, sell, transfer, or assign all on a portion of its interest in this Note, the Deed of Trust and the other Loan Documents, as set forth in the Loan Agreement.

5.             General Provisions.  Time is of the essence with respect to Borrowers’ obligations under this Note.  If more than one person or entity executes this Note as Borrower, all of said parties shall be jointly and severally liable for payment of the indebtedness evidenced hereby.  Borrowers on behalf of themselves and all sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby (a) waives, to the extent permitted by applicable Laws, demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices (except any notices which are specifically required by this Note or any other Loan Document or are required by applicable Law), filing of suit and diligence in collecting this Note or enforcing any of the security herefor; (b) agrees to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (c) agrees that neither Administrative Agent nor any Lender shall be required first to institute suit or exhaust its remedies hereon against Borrowers or others liable or to become liable hereon or to perfect or enforce its rights against them or any security herefor; (d) consents to any extensions or postponements of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; and (e) submits (and waives all rights to object) to non-exclusive personal jurisdiction of any state or federal court sitting in the city and county, and venue in the city or county, in which payment is to be made as specified in Section 1 of this Note, for the enforcement of any and all obligations under this Note and the Loan Documents; (f) waives the benefit of all homestead and similar exemptions as to this Note; (g) agrees that their liability under this Note shall not be affected or impaired by any determination that any security interest or lien taken by Administrative Agent, on behalf of the Lenders, to secure this Note is invalid or unperfected; and (h) hereby subordinates any and all rights against Borrowers and any of the security for the payment of this Note, whether by subrogation, agreement or otherwise, until this Note is paid in full.  A determination that any provision of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.  This Note may not be amended except in a writing specifically intended for such purpose and executed by the party against whom enforcement of the amendment is sought.  Captions and headings in this Note are for convenience only and shall be disregarded in construing it.  THIS NOTE, AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION, SHALL BE GOVERNED BY TEXAS LAW (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND APPLICABLE UNITED STATES FEDERAL LAW.

6.             Notices.  Any notice, request, or demand to or upon Borrowers or Administrative Agent shall be deemed to have been properly given or made when delivered in accordance with the Loan Agreement.

7.             No Usury.  It is expressly stipulated and agreed to be the intent of Borrowers, Administrative Agent and all Lenders at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits a lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section shall control every other covenant and agreement in this Note and the other Loan Documents.  If applicable state or federal law should at any time be judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Loan, or if the exercise by Administrative Agent, on behalf of the Lenders, of the option to accelerate the Maturity Date, or if any prepayment by Borrowers results in Borrowers having paid any interest in excess of that permitted by applicable law, then it is Administrative Agent’s and each Lender’s express intent that all excess amounts theretofore collected by Administrative Agent’s and each Lender shall be credited on the principal balance of this Note and all other indebtedness and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder.  All sums paid or agreed to be paid to Lenders for the use, forbearance, or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the maximum lawful rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

8.             Reinstatement, Renewal, Modification and Extension.  This Note is a reinstatement, renewal, modification, and extension, but not extinguishment or novation of, that certain Promissory Note (“First Note”), dated August 3, 2007, executed by BHFS IV, payable to the order of Behringer Harvard Opportunity OP I, LP (“BHO”), in the original principal amount of $20,071,929.00; such First Note being assigned by BHO to Administrative Agent for the benefit of Lenders, and substituted, replaced, restated, renewed, and bifurcated by that certain Promissory Note (“Second Note”), dated July 28, 2008, executed by BHFS IV, payable to Administrative Agent, in the principal amount of $13,880,000.00.  Borrowers acknowledge that the liens and security interests securing the First Note and the Second Note are renewed, extended, and modified in full force to secure payment of this Note, and this Note replaces and supersedes the First Note and Second Note in all respects.

THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, Borrowers have duly executed this Note as of the date first above written.

BORROWERS:

BHFS I, LLC, a Delaware limited liability company

By:
Michael O’Hanlon
President and Chief Executive Officer

BHFS II, LLC, a Delaware limited liability company

By:
Michael O’Hanlon
President and Chief Executive Officer

BHFS III, LLC, a Delaware limited liability company

By:
Michael O’Hanlon
President and Chief Executive Officer

BHFS IV, LLC, a Delaware limited liability company

By:
Michael O’Hanlon
President and Chief Executive Officer

Signature Page

BHFS THEATER, LLC, a Delaware limited liability company

By:
Michael O’Hanlon
President and Chief Executive Officer

BEHRINGER HARVARD FRISCO SQUARE LP,
a Delaware limited partnership

By:	BP-FS GP, LLC, a Delaware limited liability company, its general partner

By:
Michael J. O’Hanlon, President and Chief Executive Officer

Signature Page